Exhibit 99.2

1 2011 Annual Meeting

CALL TO ORDER 2

William B. Skoglund Chairman President & CEO, OSBC James L. Eccher Chief Operating Officer President & CEO, OSNB J. Douglas Cheatham Executive VP & Chief Financial Officer Presenters 3

Bancorp Board Members William B. Skoglund J. Douglas Cheatham James L. Eccher Edward Bonifas Barry Finn William Kane John Ladowicz William Meyer Gerald Palmer James Schmitz Marvin Fagel – retiring. 4

Quorum Represented/ Notice of Meeting Inspectors of Election Paul Mosquera Edward Bonifas 5

Appointed Proxies for Management William Meyer James Schmitz Gerald Palmer 6

Minutes: 2010 Annual Meeting 7

Election of Directors Barry Finn William Kane John Ladowicz 8

Non-Binding Advisory Proposal on Old Second’s Executive Compensation 9

Ratification/Approval of Plante & Moran, PLLC 10

Forward-looking statements In addition to historical information, this presentation contains forward-looking statements, which are subject to certain risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of Old Second’s operations. Forward-looking statements generally include words such as believes, expects, anticipates and other similar expressions. Stockholders should note that many factors could affect the future financial results of Old Second, causing those results to differ materially from those expressed in this presentation. These factors include operating, legal and regulatory risks; economic, political and competitive forces impacting our business; risk that our analysis of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful; volatility in interest rates; and other risks and uncertainties which are summarized in our SEC filings. Old Second undertakes no obligation to publicly revise or update these forward-looking statements to reflect events that arise after this presentation. 11

12 Recap of 2010 Operating Strategies Manage business for return to growth & profitability. Trends improve. Not yet ready to grow. Moving towards stabilization. Aggressively decrease nonperforming loans. Nonperforming loans down 21% from the peak. Actively manage balance sheet & capital. Increased bank regulatory capital ratios. Maintain cost controls. Operating overhead is down. Extra cost of other real estate remains a challenge. more...

13 Recap of 2010 Operating Strategies - Continued Continue to diversify loan portfolio. Construction reduced from 13% to 8% of loans during 2010. Drive core deposit growth & retention through relationship building. 7.3% growth in noninterest bearing checking balances in 2010. Continue to maintain a high level of client service. Retention is very strong. Over 50% of our customers have been with us 10 years or more. Build fee income sources. Wealth Management formed advisory subsidiary. 2010 was a very strong year for residential lending.

14 2010 Performance (Dollars in Thousands, Except Per Share Data) Q1 2011 2010 2009 Assets $2,115,406 $2,123,921 $2,596,657 Loans $1,601,761 $1,690,129 $2,062,826 Deposits $1,902,349 $1,908,528 $2,206,277 Provision for loan losses $4,000 $89,668 $96,715 Net interest margin 3.42% 3.64% 3.47% Net income ($3,120) ($108,649) ($65,588) Deferred tax asset valuation reserve - ($69,837) - Goodwill impairment, net of taxes - - ($35,541) Diluted loss per share ($0.30) ($8.03) ($5.04) Core earnings $5,440 $43,315 $50,682 See non-GAAP disclosures contained in the appendix.

15 Noninterest Expenses * Excludes goodwill impairment. $ - $20 $40 $60 $80 $100 $120 2008 2009* 2010 Millions Noninterest Expenses Excluding OREO

16 Controlling Expenses $11.6 $8.9 $0 $2 $4 $6 $8 $10 $12 Q1 2008 Q1 2011 Millions Salaries and Benefits Full-time Equivalent Number of Employees 700 600 500 400 300 200 100 0 Q1 2008 Q1 2011 630 505

17 Net Interest Margin See non-GAAP disclosures contained in the appendix. 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% Q1 2010 Q2 2010 Q3 2010 Q4 2010 Q1 2011

Capital Ratios Old Second Bancorp, Inc. 18 12/31/08 12/31/09 12/31/10 3/31/11 Total risk based capital 10.76% 13.26% 11.46% 11.65% Tier 1 risk-based capital 7.66% 9.96% 6.09% 6.04% Leverage capital 6.50% 8.48% 4.74% 4.88% Tangible capital 4.33% 7.36% 3.70% 3.55% Tangible common equity 4.33% 4.69% 0.40% 0.22% See non-GAAP disclosures contained in the appendix.

Capital Preservation Plan Old Second National Bank Regulatory Ratios 19 12/31/08 12/31/09 12/31/10 3/31/11 Total risk based capital 11.54% 11.57% 11.63% 11.97% Tier 1 risk-based capital 10.29% 10.30% 10.34% 10.68% Leverage capital 8.72% 8.89% 8.10% 8.64% Tangible capital 8.47% 9.66% 8.65% 8.63% See non-GAAP disclosures contained in the appendix.

20 Liquidity as of March 31, 2011 (In Thousands) Total Availability Used or Pledged Unused Capacity Overnight funds $134,527 $ 0 $134,527 Federal Home Loan Bank of Chicago 60,050 14,836 45,214 Federal Reserve Secured Borrowing 222,433 0 222,433 Securities Portfolio 156,325 71,218 85,107 Total $573,335 $86,054 487,281

21 Rate of Change in Nonperforming Assets (Change in NPAs Plus Charge-offs) - $40 - $20 $0 $20 $40 $60 $80 $100 Q1 07 Q2 07 Q3 07 Q4 07 Q1 08 Q2 08 Q3 08 Q4 08 Q1 09 Q2 09 Q3 09 Q4 09 Q1 10 Q2 10 Q3 10 Q4 10 Q1 11 Millions Quarterly Two Quarter Moving Average

22 Loan Portfolio Mix (In Millions) 2009 2010 Commercial & Industrial $ 207 $ 174 Real Estate - Commercial 925 821 Real Estate - Construction 274 129 Real Estate - Residential 642 558 Other 15 8 $ 2,063 $ 1,690 Commercial & Industrial 10% RE Commercial 45% RE Construction 13% RE Residential 31% Other 1% 2009 Commercial & Industrial 10% RE Commercial 48% RE Construction 8% RE Residential 33% Other 1% 2010

23 Nonperforming/Charge-Offs Total Non-Performing Loans 2010 Charge-Offs 2010 2009 Real Estate-Construction $68,012 29.7% $39,321 $60,173 Real Estate Residential Investor $22,207 9.7% $8,798 $3,520 Owner Occupied $25,484 11.1% $3,286 $1,546 Revolving & Junior Liens $1,558 0.7% $1,132 $1,172 Real Estate-Commercial, Nonfarm $106,982 46.7% $29,665 $4,148 Real Estate-Commercial, Farm $741 0.3% - - Commercial & Industrial $3,884 1.7% $2,247 $3,493 Other $7 0.1% $560 $926 Total $228,875 100% $85,009 $74,978

24 Construction & Development Total Portfolio/Nonperforming/Charge-Offs

25 O2 Focused On Reducing Exposure to Land Development and Construction Loans As of December 31, 2010 Residential Construction 39% Commercial Construction 35% Land Hold Development 26% Construction Categories 2008 Dollars 2009 Dollars 2010 Dollars % of Change Residential Construction (In Millions) (In Millions) (In Millions) Since 2008 Spec 1-4 Family/Models/lot 166 95 37 <77%> Pre-Sold const/Owner Lots 22 15 13 <41%> Commercial Construction Spec Lots 50 32 21 <58%> Commercial Construction 63 72 25 <60%> Land Hold – Development 71 57 34 <52%> Total Commercial Construction 150 148 80 <47%> TOTAL CONSTRUCT LOANS 373 271 130 <65%> Percent of Loan Portfolio 16% 13% 8%

26 Commercial Real Estate Total Portfolio/Nonperforming/Charge-Offs

27 Commercial Real Estate Composition % of CRE Portfolio % of Segment NPL 30-89 Owner Occupied 50% 12% 0.26% Non-Owner Occupied 37% 13% 0.18% Strip Malls 13% 25% 0.0% Average Loan Size is approximately $700,000. Less than 4% of it is located in areas outside of NE Illinois. Primarily comprised of typical low-rise, suburban office, industrial, warehouse and retail properties. Only 0.25% of CRE portfolio is 30-89 days past due and accruing.

28 Other Real Estate Owned Balances

29 Other Real Estate Owned

30 Deposits 2009 $2,206,277 14% 41% 42% 17% 45% 41% Difference: 2010 from 2009 (in millions) % Change Noninterest Bearing 22.5 7.3% Savings/NOW/MMA (211.4) -21.3% CDs (108.9) -12.0% Net (297.7) -13.5% 2010 $1,908,528 Non Interest Bearing Savings/NOW/MMA CDs

31 50% 5% 11% 16% 18% All Households Length of Relationship

Deposit Market Share Source: FDIC SOD thru 6/30/09 Report 10/15/09 32 KANE COUNTY 2009 Rank Institution 2010 Total Deposits in Markets ($000) 2010 Total Market Share (%) 1 Old Second 1,337,101 15.11 2 BMO Financial 986,721 11.15 3 JP Morgan 921,220 9.46 4 PNC Financial 661,399 7.47 KENDALL COUNTY 2009 Rank Institution 2010 Total Deposits in Markets ($000) 2010 Total Market Share (%) 1 Old Second 366,821 24.00 2 Lauritzen Corp 181,617 11.88 3 Metropol. Bancp 171,820 11.24 4 BMO Financial 122,160 7.99

33 A record 7,500 new checking accounts opened in 2010. Household retention of 93% in 2010 and 97% at 3/31/2011. Noninterest bearing checking balances up 7.3% in 2010. Retail Banking Highlights 2010

34 Residential Banking Highlights 2010 Strong noninterest revenue of $11 million. Closed $360 million in first mortgages. 4th in market share in Kane County and Kendall County. Wealth Management Highlights 2010 Total Wealth Management assets of $1.2 billion. Pre-tax allocated income of $3.9 million. Pre-tax gross profit margin remains high at 50%. Continued focus on high level service and retention.

35 4 Main Goals for 2011 Increase capital Reduce nonperforming assets Maintain liquidity Return to profitability

Capital Preservation Plan Old Second National Bank Regulatory Ratios 36 12/31/08 12/31/09 12/31/10 3/31/11 Total risk based capital 11.54% 11.57% 11.63% 11.97% Tier 1 risk-based capital 10.29% 10.30% 10.34% 10.68% Leverage capital 8.72% 8.89% 8.10% 8.64% Tangible capital 8.47% 9.66% 8.65% 8.63% See non-GAAP disclosures contained in the appendix.

Failed Banks’ Capital 37 Average Failed Bank Tier 1 Leverage 1.26% Total Capital 2.57%

38 Nonperforming Assets 3/31/11 12/31/10 9/30/10 6/30/10 12/31/09 Nonperforming loans 193 229 228 243 190 OREO 85 76 55 47 40 Other 1 3 2 2 1 Total NPAs 279 308 285 292 231 Loan loss reserve 73 76 68 81 65 % NPLs 38% 33% 30% 33% 34% (in millions)

39 Liquidity as of March 31, 2011 (In Thousands) Total Availability Used or Pledged Unused Capacity Overnight funds $134,527 $ 0 $134,527 Federal Home Loan Bank of Chicago 60,050 14,836 45,214 Federal Reserve Secured Borrowing 222,433 0 222,433 Securities Portfolio 156,325 71,218 85,107 Total $573,335 $86,054 487,281

40 Leading deposit market share in Kane and Kendall Counties. Strong Wealth Management Group with >$1 Billion in assets. Profitable Residential Banking division. Improving credit metrics. Good liquidity and solid capital position. Stable and experienced employee group. Loyal core deposit franchise – no wholesale funding. Summary

41 Appendix: Non-GAAP Disclosures This presentation contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). These measures include net interest margin on a fully tax equivalent basis; ratios of tangible common equity to tangible assets and tangible book value to tangible assets; and core earnings. Our management uses these non-GAAP measures in its analysis of our performance. The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is standard practice in the banking industry to present the net interest margin on a fully tax equivalent basis and, accordingly, believes that providing these measures may be helpful for peer comparison purposes. These disclosures should not be viewed as substitutes for the results determined to be in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Bank regulatory agencies have adopted capital standards by which all banks and bank holding companies are evaluated. Those agencies define the basis for these calculations including the prescribed methodology for the calculation of the amount of risk-weighted assets. The risk based capital guidelines were designed to make regulatory capital requirements more sensitive to differences in risk profiles among banks. The ratios disclosed are calculated consistently with banking regulatory requirements.

Appendix: Non-GAAP Disclosures

Tangible common equity	December 31, 2009	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011
Total stockholder's equity as reported	$ 197,208	$ 187,740	$ 163,526	$ 161,569	$ 83,958	$ 80,186
Less: preferred stock	69,039	69,254	69,473	69,695	69,921	70,151
Less: goodwill	-	-	-	-	-	-
Less: core deposit and other intangibles, net	6,654	6,372	6,089	5,807	5,525	5,296
Tangible common equity	$ 121,515	$ 112,114	$ 87,964	$ 86,067	$ 8,512	$ 4,739

The following table reconciles net interest margin on a fully tax equivalent basis to net interest margin for the periods presented, assuming a 35% federal tax rate.

Net interest margin %	December 31, 2009	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011
Net interest margin	3.62%	3.71%	3.54%	3.57%	3.53%	3.41%
Plus: Tax equivalent effect	0.10%	0.08%	0.07%	0.02%	0.02%	0.01%
Net interest margin, fully tax equivalent	3.72%	3.78%	3.61%	3.60%	3.55%	3.42%
Total interest income	$ 31,206	$ 28,759	$ 27,257	$ 26,216	$ 24,449	$ 22,079
Total interest expense	8,971	7,778	7,242	6,755	6,293	5,889
Net interest income as reported	$ 22,235	$ 20,981	$ 20,015	$ 19,461	$ 18,156	$ 16,190
Tax equivalent interest income	602	441	384	127	95	90
Tax equivalent net interest income	$ 22,837	$ 21,422	$ 20,399	$ 19,588	$ 18,251	$ 16,280
Average earning assets	$ 2,437,286	$,296,368	$ 2,265,463	$ 2,160,359	$ 2,038,479	$ 1,927,944

42

43 Appendix: Non-GAAP Disclosures Three Months Ended As of and for the Year Ended March 31, December 31, 2011 2010 2009 (dollars in thousands) (unaudited) Core earnings Pre-tax earnings (3,120) $ (66,781) $ (111,161) Excluding impact of: Other real estate owned 4,560 24,027 7,549 Provision for loan losses 4,000 89,668 96,715 Death benefit including interest realized on bank owned life insurance - (943) - Litigation related income - (2,656) - Goodwill impairment charge - 57,579 Core Earnings $ 5,440 $ 43,315 $ 50,682